UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  August 21, 2009

GABRIEL TECHNOLOGIES CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-23415 (Commission File Number)	22-3062052 (I.R.S. Employer Identification No.)

732 North 129th Street, # 105
Omaha, Nebraska 68154
(Address of Principal Executive Offices)

(402) 614-0258
(Registrant’s Telephone Number)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ITEM 1.01           Entry into a Material Definitive Agreement.

Employment Agreement with George Tingo

On August 21, 2009, Gabriel Technologies Corporation (the “Company”) and George Tingo entered into an Employment Agreement pursuant to which Mr. Tingo agrees to serve as the President, Chief Executive Officer, and Chairman of the Board of Directors of the Company and the President of Trace, LLC and Gabriel Technologies, LLC, wholly-owned subsidiaries of the Company.  The Employment Agreement was effective retroactively to June 2, 2009 (the “Effective Date”) and will expire on June 2, 2011, unless sooner terminated or extended in accordance with the Employment Agreement.  On January 25, 2010, the Company and Mr. Tingo entered into an Amendment to the Employment Agreement (the “Amendment”).  Copies of the Employment Agreement and the Amendment are attached as Exhibits 10.1 and 10.2 hereto.  The following summary of the Employment Agreement, as amended by the Amendment, is qualified by reference to such exhibits.

Under the Employment Agreement, Mr. Tingo is entitled to a salary of $12,500 per month, payable bi-weekly, which salary may be reviewed and revised, in the discretion of the Company, within 30 days following each anniversary of the Effective Date.  In addition to his salary, Mr. Tingo is entitled under the Employment Agreement to receive 1% of the Proceeds (as defined) from any IP Event (as defined) during his employment, which will vest as follows: (i) 1/24th of 1% of the Proceeds at the end of each 30-day period after the Effective Date that Mr. Tingo remains in the continuous employ of the Company; (ii) if the Company terminates Mr. Tingo’s employment for “cause” (as defined) or Mr. Tingo voluntarily terminates his employment, Mr. Tingo will be entitled to his vested interest in the Proceeds as of the date of his termination, provided, however, that if Mr. Tingo terminates his employment due to a (a) reduction in his salary in excess of 25% or (b) relocation of Mr. Tingo’s principal place of work by more than 25 miles from Mr. Tingo’s now or then current residence, then such termination will not constitute voluntary termination under the Employment Agreement; and (iii) if Mr. Tingo’s employment terminates for any reason other than termination by the Company for cause or by reason of Mr. Tingo’s death, “disability” (as defined) or voluntary termination, Mr. Tingo will be automatically vested in the entire 1% of the Proceeds.  Under the Employment Agreement, the Proceeds of an IP Event generally will include the receipt by the Company or its subsidiaries of consideration in connection with (i) any transaction relating to the intellectual property of the Company or its subsidiaries; or (ii) a change in control of the Company or any of its subsidiaries.

The Company also has agreed in the Employment Agreement to: (i) provide or reimburse Mr. Tingo for health insurance; (ii) reimburse Mr. Tingo, subject to certain limitations, for all ordinary, necessary and reasonable expenses incurred by him and that are directly related to the performance of his duties; and (iii) provide Mr. Tingo with two weeks paid vacation per year.

The Employment Agreement will terminate upon Mr. Tingo’s death or disability, and may be terminated (i) unilaterally by either the Company or Mr. Tingo without notice, without cause, and for any reason or (ii) by the Company for cause, notwithstanding Mr. Tingo’s status as an at-will employee.  In the event the Company terminates Mr. Tingo’s employment without cause, the Company has agreed in the Employment Agreement to pay him upon termination three months’ salary at his then-current rate.

Promissory Note Purchase Agreement and Promissory Note

The Company has entered into a Promissory Note Purchase Agreement (the “Purchase Agreement”) with several investors (collectively, the “Investors”), pursuant to which the Investors had purchased from the Company as of January 25, 2010 (the “Closing”) promissory notes (each, a “Note” and collectively, the “Notes”) in the aggregate principal amount of $500,000.  The net proceeds from the sale of the Notes will be used for working capital and general corporate purposes, including salaries and overhead and administrative expenses, expert fees, legal fees, consulting fees, and fees in connection with the possible future financing transactions.

The Notes will accrue interest at the rate of 6% per annum.  The Company will be obliged to pay principal and interest payments on the Note to each Note holder from the Net Proceeds (as defined) of the first to occur of the Whittle Settlement (as defined) or an IP Event (as defined).  In return for every $100,000 principal amount of the Notes purchased, the Note holder will be entitled to receive Additional Benefits (as defined) of 1% of the Net Proceeds of an IP Event, subject to the satisfaction by the Company of All Company Obligations Required To Be Paid By The Company (as defined).  The Additional Benefits must be paid, subject to certain terms and conditions, within 10 business days after the final and complete funding of the first Event (as defined) to occur.

To the extent not paid previously, the entire principal unpaid balance of the Notes, together with accrued interest, will be due and payable on December 31, 2010.  Repayment of the Notes is subject to the condition that such repayment will not render the Company insolvent (as defined in the Bankruptcy Code).  The Notes provide that, in the event the Notes are not paid when due, the Note holders are to have a lien on all claims or causes of action that are the subject of any Event.

The Notes also provide that they are subordinate to all current and future indebtedness of the Company to banks and other financial institutions that may be required to obtain secured financing.  The Form of Note is attached as Exhibit A to the Purchase Agreement.

ITEM 2.03           Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 regarding the Company’s recent sale of Notes is incorporated herein by reference.

ITEM 5.02           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in Item 1.01 regarding Mr. Tingo’s Employment Agreement is incorporated herein by reference.

ITEM 7.01           Regulation FD Disclosure.

On January 25, 2010, Mr. Tingo made available via the Company’s website (www.gabrieltechnologies.com) a letter to the Company’s shareholders providing an update of recent developments at the Company.  A copy of the letter is attached hereto as Exhibit 99.1.  The information in this Item 7.01 and Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall such information be deemed incorporated by reference into any filing by us under the Securities Act of 1933, as amended, or the Exchange Act.

ITEM 9.01           Financial Statements and Exhibits.

(d)           Exhibits

There are filed as part of this report the exhibits listed on the accompanying Index to Exhibits, which information is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

GABRIEL TECHNOLOGIES CORPORATION
By:	/s/ George Tingo
George Tingo
President and Chief Executive Officer

Dated: January 27, 2010

EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Agreement between Gabriel Technologies Corporation and George Tingo, dated as of August 21, 2009.
10.2	Amendment to Employment Agreement between Gabriel Technologies Corporation and George Tingo, dated as of January 25, 2010.
10.3	Form of Promissory Note Purchase Agreement, dated as of January 25, 2010.
99.1	Shareholder Letter, dated as of January 25, 2010.